Confidential treatment has been requested for portions of this document. Brackets indicate portions of text that have been omitted. A separate filing of such omitted text has been made with the Commission as part of the Company's application for confidential treatment.

                                  LICENSE AGREEMENT
                                       BETWEEN
                   UNIVERSITY OF FLORIDA RESEARCH FOUNDATION, INC.
                                         AND
                                CV THERAPEUTICS, INC.

                                    JUNE 27, 1994

                                  TABLE OF CONTENTS

                                                                            PAGE

Article I - Definitions......................................................  1

Article II - Grant...........................................................  4

Article III - Due Diligence..................................................  5

Article IV - Royalties.......................................................  6

Article V - Reports And Records..............................................  8

Article  VI - Patent Prosecution and Infringement............................  9

Article VII - Product Liability.............................................. 10

Article VIII - Confidentiality............................................... 11

Article IX - Export Controls................................................. 12

Article X - Non-Use Of Names................................................. 12

Article XI - Assignment...................................................... 12

Article XII - Term and Termination........................................... 12

Article XIII - Payments, Notices And Other Communications.................... 14

Article XIV - Miscellaneous Provisions....................................... 15

APPENDIX A...................................................................A-1

                                  LICENSE AGREEMENT

    This Agreement is made and entered into this 27th day of June, 1994, (the Effective Date) by and between THE UNIVERSITY OF FLORIDA RESEARCH FOUNDATION, INC., a not-for-profit corporation duly organized and existing under the laws of the State of Florida and having its principal office at 223 Grinter Hall, Gainesville, Florida 32611-2037 (hereinafter referred to UFRFI), and CV THERAPEUTICS, INC., a corporation duly organized under the laws of Delaware and having its principal office at 1615 Plymouth Street, Mountain View, CA 94043 (hereinafter referred to as Licensee).

                                      WITNESSETH

    WHEREAS, UFRFI is the owner of certain "Patent Rights" (as later defined herein) by assignment from the University of Florida (hereinafter referred to as University) and the University of South Florida relating to UFRFI Case No.1195 "Adenosine Receptors" invented by Dr. Luiz Belardinelli, Dr. Stephen Baker and Dr. Ray Olsson and has the right to grant licenses under said Patent Rights;

    WHEREAS, said Patent Rights were invented pursuant to an American Heart Association sponsored research grant;

    WHEREAS, Dr. Belardinelli and Dr. Baker are employees of the University of Florida and Dr. Olsson is an employee of the University of South Florida;

    WHEREAS, UFRFI desires to have the Patent Rights and Know-How utilized in the public interest and is willing to grant a license thereunder;

    WHEREAS, Licensee desires to obtain a license under the Patent Rights and Know-How in order to develop, market and sell Licensed Products as provided herein;

    WHEREAS, Licensee and the University of Florida have entered into a Research Agreement of even date herewith providing for certain additional research and the parties have agreed that any inventions within the scope of such research program shall be included in the Patent Rights and Know-How licensed hereunder;

    NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein the parties hereto agree as follows:

                                ARTICLE I- DEFINITIONS

    For the purposes of this Agreement, the following words and phrases shall have the following meanings:


                                          1.

    1.1 "FIELD OF USE" shall mean the detection, prevention and treatment of human and animal diseases and disorders relating adenosive receptors and analogs thereof.

    1.2 "JOINT INVENTIONS" shall mean individually and collectively all inventions, improvements and/or discoveries, patentable or unpatentable, which are conceived and/or made jointly by one or more employee of either of the Universities and one or more employee of Licensee as a result of the Project Work relating to adenosine receptors or analogs thereof, whether conceived or made in connection with the Project Work or otherwise. For the purposes of this Agreement, the "making" of inventions shall be governed by U.S. laws of inventorship.

    1.3 "JOINT PATENTS" shall mean individually and collectively any and all United States and foreign patent applications and any and all issued United States Letters Patent and foreign patents which are conceived and/or made jointly by one or more employee of either of the Universities and one or more employee of Licensee which pertain to Joint Inventions.

    1.4 "KNOW-HOW" shall mean any and all technical data, information, or knowledge related to or described in the Patent Rights or created or discovered in the course of the Project Work. Upon the reasonable request of Licensee to Dr. Belardinelli or Dr. Baker for other information relating to the manufacture, marketing, registration, purity, quality, potency, safety, and efficacy of the Licensed Products, including without limitation, any University Inventions and Joint Inventions, UFRFI shall provide such information provided that the Licensee shall reimburse UFRFI for out-of-pocket expenses, if any, associated with providing such information. Said information provided by Dr. Belardinelli or Dr. Baker to Licensee shall be deemed Know-How for purposes of this Agreement.

    1.5   "LICENSEE" shall mean all of the following:

          (a) a related company of Licensee, the voting stock of which is directly or indirectly at least fifty percent (50%) owned or controlled by Licensee;

          (b) an organization which directly or indirectly controls more than fifty percent (50%) of the voting stock of Licensee; and

          (c) an organization, the majority ownership of which is directly or indirectly common to the ownership of Licensee.

    1.6   A "LICENSED PRODUCT" shall mean any product or part thereof which:

          (a) is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Patent Rights in the country in which such product or part thereof is made, used or sold; or

          (b) is manufactured by using a process which is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Patent


                                          2.

              Rights in the country in which any such process is used or in which such product or part thereof is used or sold; or

          (c) is derived from any of the Know-How not otherwise includable in the Patent Rights; and

          (d) is sold, manufactured or used in any country under this Agreement.

    1.7 "NET SALES" shall mean Licensee's billings and its sublicensees' receipts (except as provided below) for Licensed Products sold hereunder less the sum of the following:

          (a) discounts allowed in amounts customary in the trade;

          (b) sales taxes, tariff duties and/or use taxes directly imposed and with reference to particular sales;

          (c) outbound transportation prepaid or allowed; and

          (d) amounts allowed or credited on returns.

No deductions shall be made for commissions paid to individuals whether they be with independent sales agencies or regularly employed by Licensee and on its payroll, or for cost of collections. If Licensee receives royalties from any sublicensee on the basis of such sublicensee's billings for Licensed Products, it shall pay royalties UFRFI on the basis of such sublicensee's billings.

    1.8 "PATENT RIGHTS" shall mean all of the following intellectual property owned or controlled by UFRFI:

          (a) the United States patent application listed in Appendix A and any foreign patent applications thereof;

          (b) United States and foreign patents issued from such applications and from divisionals and continuations of these applications;

          (c) claims of U.S. and foreign continuation-in-part applications, and of the resulting patents, which are directed to subject matter specifically described in the U.S. and foreign applications listed in Appendix A;

          (d) any reissues of United States patents described in (a), (b) or (c) above.

          The Patent Rights shall include, without limitation, any University Patents and UFRFI's rights under any Joint Patents.


                                          3.

    1.9 "PROJECT WORK" shall mean that research work to be performed by University pursuant to the Research Agreement.

    1.10 "RESEARCH AGREEMENT" shall mean that agreement attached hereto as Exhibit B.

    1.11 "UNIVERSITIES" shall mean individually and collectively the University of Florida and the University of South Florida.

    1.12 "UNIVERSITY INVENTIONS" shall mean individually and collectively all inventions, improvements and/or discoveries, patentable or unpatentable, which are conceived and/or made by one or more employees of the Universities, during the course of the Project Work, including without limitation, all inventions, improvements and/or discoveries relating to adenosine receptors or analogs thereof made by Dr. Belardinelli, Dr. Baker and/or one or more of employees of the University of Florida working directly for either Dr. Belardinelli or Dr. Baker during the period beginning with the Effective Date and terminating on the first anniversary of the Effective Date.

    1.13 "UNIVERSITY PATENTS" shall mean individually and collectively any and all United States and foreign patent applications and any and all issued United States Letters Patent and foreign patents owned solely by Universities which pertain to University Inventions.

                                  ARTICLE II - GRANT

    2.1 UFRFI hereby grants to Licensee the exclusive, worldwide right and license, under the Patent Rights and Know-How and in the Field of Use, subject to the terms and conditions of this Agreement to make, have made, use and sell the Licensed Products.

    2.2 Licensee agrees that Licensed Products sold in the United States shall be manufactured substantially in the United States if said Licensed Products were invented in whole or in part with federal government research support. Licensee further agrees that it shall abide by all rights and limitations of U.S. Code, Title 35, Chapter 38, and implementing regulations thereof, for all patent applications and patents invented in whole or in part with federal money.

    2.3 In order to establish exclusivity for Licensee, UFRFI hereby represents that it has not, and agrees that it shall not, grant any other license under the Patent Rights and Know-How and in the Field of Use to make, have made, use and sell Licensed Products during the term of this Agreement.

    2.4 UFRFI reserves the right for the Universities to practice under the Patent Rights and Know-How and to use and distribute to third parties the tangible property described in the Patent Rights and Know-How solely for its own noncommercial research purposes.

    2.5 Licensee shall have the right to enter into sublicensing agreements for the rights, privileges and licenses granted hereunder. However, Licensee shall notify UFRFI in writing


                                          4.

within ten (10) business days of the initiation of license negotiations with all potential sublicensees.

    2.6 Licensee hereby agrees that every sublicensing agreement to which it shall be a party and which shall relate to the rights, privileges and license granted hereunder shall contain a statement setting forth the date upon which Licensee's exclusive rights, privileges and license hereunder shall terminate.

    2.7 Licensee agrees that the terms of any sublicense granted hereunder shall be consistent with the terms of this Agreement. Licensee further agrees to attach copies of the following provisions of this Agreement to sublicense agreements: I (Definitions); II (Grant); V (Reports and Records); VI (Patent Prosecution and Infringement); VII (Product Liability); IX (Export Controls); X (Non-Use of Names); XII (Termination) and XIV (Miscellaneous).

    2.8 Licensee agrees to forward to UFRFI a copy of any and all sublicense agreements within thirty (30) days of the execution of such sublicense agreements and further agrees to forward to UFRFI annually a copy of such reports received by Licensee from its sublicensees during the preceding twelve
(12) month period under the sublicenses as shall be pertinent to a royalty accounting under said sublicense agreements.

    2.9 Licensee shall not receive from sublicenses anything of value in lieu of cash payments in consideration for any sublicense under this Agreement, without the express prior written consent of UFRFI.

    2.10 The license granted hereunder shall not be construed to confer any rights upon Licensee by implication, estoppel or otherwise as to any technology not specifically set forth herein.


                             ARTICLE III - DUE DILIGENCE

    3.1 Licensee shall use commercially reasonable efforts to develop and commercialize, one or more Licensed Products to market through a thorough and diligent program for the exploitation of the right and license granted in this Agreement and to create, supply and service as extensive a market for Licensed Products as is reasonably possible in order to maximize its sale of Licensed Products.

    3.2   In addition, Licensee shall adhere to the following milestones:

          (a) Licensee shall deliver to UFRFI on or before December 27, 1994 a project plan showing the projected amount of money, number and kind of personnel and time budgeted and planned for each phase of development of the Licensed Products and Licensed Processes and shall provide similar reports to UFRFI on an annual basis on or before the ninetieth (90th) day following the close of Licensee's fiscal year. The parties acknowledge


                                          5.

              that the Licensed Products relate to pharmaceutical and diagnostic products which typically require long periods for development and with respect to which estimates are subject to substantial uncertainty as to time, technology and funding requirements.

          (b) Licensee shall permit an in-plant inspection by UFRFI on or before June 27, 1995, and thereafter permit in-plant inspections at regular intervals with at least twelve (12) months between each such inspection. All such inspections shall be on reasonable notice to Licensee and during normal business hours.

          (c) Licensee shall notify UFRFI of any outside preclinical and clinical studies to be performed relating to the Licensed Products and UFRFI shall have thirty (30) days from such notice in which to submit to Licensee a proposal for participation; after such thirty (30) day period, Licensee shall have the right to solicit proposals from any third party.

          (d) Licensee (or any of its sublicensees) shall file, or have filed on its behalf, an investigational new drug application in the U.S. within one (1) year following completion of the Project Work and after completion of any other necessary and sufficient preclinical safety and efficacy studies, manufacturing, quality control and clinical investigation documentation. Licensee agrees that it will complete such safety and efficacy studies within one (1) year following completion of the Project Work.

          (e) Licensee (or any of its sublicensees) will promote market and sell a Licensed Product in a country in the Territory
              within [                            ] of receipt of all
              governmental approvals necessary for the commercial sale of such Licensed Product.

    3.3 If Licensee fails to perform in accordance with Paragraphs 3.1 and 3.2, UFRFI shall have the right, effective upon thirty (30) days written notice to Licensee, during which period Licensee may cure such default, to convert the license granted under Paragraph 2.1 to a non-exclusive license.

    3.4 If Licensee has not commenced clinical trials relating to the Licensed Products by January 1, 1999, then, UFRFI may, but shall not be obligated to, terminate this Agreement upon sixty (60) days written notice to Licensee.

                                ARTICLE IV - ROYALTIES

    4.1 Licensee shall pay license fees, royalties and sublicense fees to UFRFI as follows:


                                          6.

          (a) [
                  ]                        which said [                ]
              shall be deemed earned and due [
                                                      ].

          (b) [

                                                                ]
              PROVIDED, HOWEVER, that in countries where neither [
                                            ] such
              [             ] shall be [
] of any given year.

          (c) [


                       ] excluding amounts paid to Licensee [
                                                               ].
              Upon request from UFRFI, Licensee shall provide written evidence that such excluded amounts are [

                                                           ].

    4.2   No [                  ] shall be payable because any [

            ] under this Agreement.

    4.3   [                 ] shall be paid in United States dollars in
Gainesville, Florida or at such other place as UFRFI may reasonably designate consistent with the laws and regulations controlling in any foreign country. If any currency conversion shall be required in connection with the payment of [
      ] hereunder, such conversion shall be made by using the exchange rate prevailing at the Chase Manhattan Bank (N.A.) on the last business day of the calendar quarterly reporting period to which such royalty payments relate.

    4.4   In the event the [       ] set forth herein are higher than the [
          ] permitted by the law or regulations of a particular country, the [
         ] for sales in such country shall be equal to the [
    ] under such law or regulations. Notice of said event shall be provided to UFRFI. An authorized representative of Licensee shall notify UFRFI, in writing,
within thirty (30) days of discovering that [             ] are approaching or
have reached the [                  ], and shall provide UFRFI with written
documentation regarding the laws or regulations establishing such maximum.

    4.5 In the event that any taxes, withholding or otherwise, are levied by any taxing authority in connection with accrual or payment of any royalties payable by Licensee under this Agreement, and Licensee determines in good faith that it must pay such taxes, Licensee shall have the right to pay such taxes to the local tax authorities on behalf of UFRFI and payment of the net amount due after reduction by the amount of such taxes, shall fully satisfy Licensee's royalty obligations under this Agreement. Licensee shall provide UFRFI with appropriate receipts or other documentation supporting such payment. Licensee shall inform UFRFI in


                                          7.

writing, within thirty (30) days of notification that taxes will or have been levied by a taxing authority.

                           ARTICLE V - REPORTS AND RECORDS

    5.1 Licensee shall keep full, true and accurate books of account containing all particulars that may be necessary for the purpose of showing the amounts payable to UFRFI hereunder. Said books of account shall be kept at Licensee's principal place of business or the principal place of business of the appropriate division of Licensee to which this Agreement relates. Said books and the supporting data shall be open at all reasonable times for five (5) years following the end of the calendar year to which they pertain, to the inspection of UFRFI or its agents for the purpose of verifying Licensee's royalty statement or compliance in other respects with this Agreement.

    5.2 Licensee, within ninety (90) days after March 31, June 30, September 30 and December 31, of each year, shall deliver to UFRFI true and accurate reports, giving such particulars of the business conducted by Licensee and its sublicensees during the preceding three-month period under this Agreement as shall be pertinent to a royalty accounting hereunder. These shall include at least the following;

          (a) [


                          ], if any.

          (b) [                                        ].

          (c) deductions applicable [                                         ].

          (d) [                ].

          (e) names and addresses of all sublicensees of Licensee.

          (f) A progress report on [

                                                              ] covering
              Licensed Products or Licensed Processes.

    5.3 With each such report submitted, Licensee shall pay to UFRFI the royalties due and payable under this Agreement. If no royalties shall be due, Licensee shall so report.

    5.4 On or before the ninetieth (90th) day following the close of Licensee's fiscal year, Licensee shall provide UFRFI with Licensee's [

                              ] including, at a minimum, [

                                                  ].

    5.5   The [              ] and [
            ] set forth in this Agreement shall, if overdue, bear interest until
payment at the monthly rate of [           ]


                                          8.

[      ].  The payment of such interest shall not foreclose UFRFI from exercising any other rights it may have as a consequence of the lateness of any payment.


                   ARTICLE VI - PATENT PROSECUTION AND INFRINGEMENT

    6.1   During the term of this Agreement, [       ] will be responsible for
filing, prosecuting and maintaining patent applications with respect to the Patent Rights, at its own expense. [ ] will retain patent counsel of its
choosing but reasonably acceptable to [         ] in connection with the
performance of [         ] obligations under this Section 6.1 and shall
designate [     ] as an additional client with respect to such representation.
As an additional client, [      ] shall be entitled to receive copies of
correspondence and filings with the U.S. Patent and Trademark office and foreign equivalents and to be consulted regarding such patent applications.

    6.2   [      ] will cooperate with [      ] in the preparation, filing,
prosecution and maintenance of patents and patent applications with respect to the Patent Rights by disclosing such information as may be necessary and by
promptly executing such documents as [        ] may reasonably request to effect
such efforts.

    6.3   If [      ] wishes to file a patent application with respect to any
invention claimed in the Patent Rights in any jurisdiction in which no
application has yet been filed, [      ] will so notify [         ] in writing,
upon receipt of which [      ] will have ninety (90) days to file such patent
application.  If [      ] declines or fails to file such patent application, [
  ] may file and prosecute such patent application, at [         ] own expense.
In such event, [        ] will have no rights under Section 2.1 to practice the
invention disclosed in such patent application in such jurisdiction.

    6.4   If [        ] intends to abandon all claims under all patent
applications contained in the Patent Rights in a particular jurisdiction, it
will notify [      ] within ninety (90) days of its proposed abandonment, but no later than thirty (30) days prior to any deadline for filing any response or taking any action necessary to maintain such application. Upon receipt of such
notice [      ] may, by written notice to [      ], elect to continue the
prosecution of such application.  The costs and expenses associated such
prosecution will be borne solely by [    ]; provided, however, that if [      ]
obtains issuance of any such patent application, [      ] shall reimburse [
 ] for such costs and expenses.  [      ] determination to abandon any patent
application hereunder will have no force and effect upon the license granted with respect to such patent application pursuant to Section 2.1.

    6.5   For so long as [                                     ] under this
Agreement, [
                       ] shall be responsible, solely at its expense, for
defending and enforcing the Patent Rights.  However, [      ] shall receive
notice of and shall have the right, at its expense, to participate in the
protection and defense of the Patent Rights.  [      ] shall have the right to
settle and compromise any dispute with third parties, with the prior written
consent of [      ], which consent shall not be unreasonably withheld.  All
costs, fees and expenses incurred in connection


                                          9.

with the defense and enforcement of the Patent Rights shall be borne by [
] , provided, however, that [
                                                              ] and [
            ] in connection therewith.  Said [                  ] shall begin no
earlier than the date [

].  Any [


                                                         ] pursuant to this
Article VI.  [
                                           ]  To the extent that [

                  ]  shall be entitled to [

                                                             ] under this
Agreement.
[      ] agrees to cooperate reasonably in any such litigation initiated by [
   ] including participating as a necessary party, supplying essential
documentary evidence and making essential witnesses in [      ]  employment
available.

    6.6   If [        ]  does not, within ninety (90) days after receiving
notice or otherwise becoming aware of a third party infringement of any of the Patent Rights, take appropriate action to address such third party infringement,
then [      ] may take such legally permissible action as it deems necessary or appropriate to enforce the Patent Rights and restrain such infringement. In such event, all costs, fees and expenses incurred in connection with the defence
and enforcement of the Patent Rights shall be borne by [      ].  [        ]
agrees to cooperate reasonably in any such litigation initiated by [      ]
including participating as a necessary party, supplying essential documentary
evidence and making essential witnesses in [        ] 's employment available.
If [      ] shall prevail in such proceeding, either by way of judgment or
settlement or compromise, any amounts recovered by [      ] shall be divided
equally between the parties, net of expenses incurred in connection therewith, with the payment made promptly after such receipt of such amounts.

    6.7   If [            ]  has a [                   ] under this Agreement,
the parties shall discuss [                                                ].

                           ARTICLE VII - PRODUCT LIABILITY

    7.1 Licensee shall at all times during the term of this Agreement and thereafter, indemnify, defend and hold UFRFI, the USF Research Foundation Inc. and the Universities, their trustees, officers, employees and affiliates, harmless against all claims and expenses, including legal expenses and reasonable attorneys' fees, whether arising from a third party claim or resulting from UFRFI's enforcing this indemnification clause against Licensee, arising out of the death of or injury to any person or persons or out of any damage to property and against any other claim, proceeding, demand, expense and liability of any kind whatsoever resulting from the production, manufacture, sale, use, consumption or advertisement of the Licensed Product(s) or arising from any obligation of Licensee hereunder.


                                         10.

    7.2 Licensee shall obtain and carry in full force and effect liability insurance, in amounts customary in the biotechnology industry, which shall protect Licensee, UFRFI and the USF Research Foundation Inc. in regard to events covered by Paragraph 7.1 above.

    7.3 EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, UFRFI MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND VALIDITY OF PATENT RIGHTS CLAIMS, ISSUED OR PENDING.

                            ARTICLE VIII - CONFIDENTIALITY

    8.1 Anything in this Agreement to the contrary notwithstanding, any and all knowledge, know-how, practices, process or other information of any kind and in any form (hereinafter referred to as "Confidential Information") disclosed or submitted, either orally, in writing or in other tangible or intangible form which is designated as Confidential Information, to either party by the other shall be received and maintained by the receiving party in strict confidence and shall not be disclosed to any third party. Furthermore, neither party shall use the said Confidential Information for any purpose other than those purposes specified in this Agreement. The parties may disclose Confidential Information to the minimum number of its employees reasonably requiring access thereto for the purposes of this Agreement provided, however, that prior to making any such disclosures each such employee shall be apprised of the duty and obligation to maintain Confidential Information in confidence and not to use such information for any purpose other than in accordance with the terms and conditions of this Agreement.

    8.2 Nothing contained herein will in any way restrict or impair either parties right to use, disclose, or otherwise deal with any Confidential Information which at the time of its receipt:

          (a) Is generally available in the public domain, or thereafter becomes available to the public through no act of the receiving party; or

          (b) Was independently known prior to receipt thereof, or made available to such receiving party as a matter of lawful right by a third party.

    8.3 Each party may disclose any Confidential Information to the extent that such party has been advised by counsel that such disclosure is necessary for such party to comply with laws or regulations, provided that the party proposing to make such disclosure shall give the other party reasonable advance notice of such disclosure and shall use its best efforts to secure confidential treatment of such Information to be disclosed.

    8.4 The obligations of this Article VIII shall continue until the later of the term of this Agreement and for a period of five (5) years thereafter or for so long as any Confidential


                                         11.

Information not otherwise includable in the Patent Rights or Know-How is being utilized in connection with any Licensed Product.

    8.5 Each party agrees that remedies at law may be inadequate to protect against breach of this Article VIII, and hereby agrees to the granting of injunctive relief, without proof of actual damages.

                             ARTICLE IX - EXPORT CONTROLS

    Licensee hereby agrees that it shall not sell, transfer, export or reexport any Licensed Products or related information in any form, or any direct products of such information, except in compliance with all applicable laws, including the export laws of any U.S. government agency and any regulations thereunder, and will not sell, transfer, export or reexport any such Licensed Products or information to any persons or any entities with regard to which there exist grounds to suspect or believe that they are violating such laws. Licensee shall be solely responsible for obtaining all licenses, permits or authorizations required from the U.S. and any other government for any such export or reexport. To the extent not inconsistent with this Agreement, UFRFI agrees to provide Licensee with such assistance as it may reasonably request in obtaining such licenses, permits or authorization.

                             ARTICLE X - NON-USE OF NAMES

    Licensee shall not use the names of the Universities or UFRFI nor of any of their employees, nor any adaptation thereof, in any advertising, promotional or sales literature without prior written consent obtained from UFRFI in each case, except that Licensee may state that it is licensed by UFRFI under one or more of the patents and/or applications comprising the Patent Rights. The parties agree to issue a mutually agreed press release on or after the Effective Date.

                               ARTICLE XI - ASSIGNMENT

    Licensee shall have the right to assign its rights or obligations under this Agreement in connection with a merger or similar reorganization or the sale of all or substantially all of the assets to which this Agreement pertains, or otherwise with the prior written consent of UFRFI. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of Licensee. Any assignment not in accordance with this Agreement shall be void.

                          ARTICLE XII - TERM AND TERMINATION

    12.1 Unless sooner terminated as provided herein, this Agreement will expire on the later of the date on which the last to expire of the Patent Rights shall expire or fifteen (15) years from the first commercial sale of a Licensed Product. Upon such expiration of this Agreement, Licensee shall have a fully paid-up worldwide right and license under the Patents and Know-How for any purpose.


                                         12.

    12.2 If Licensee shall cease to carry on its business, this Agreement shall terminate upon notice by UFRFI.

    12.3 In the event either party files for bankruptcy or a receiver is appointed, this Agreement may immediately thereafter be terminated at the option of the other party.

    12.4  Should Licensee fail to pay UFRFI [                            ] due
and payable hereunder, UFRFI shall have the right to terminate this Agreement on
[                      ] notice, unless Licensee shall pay UFRFI within the [
              ] period, all such royalties and fees and interest due and
payable.  Upon the expiration of the [                      ] period, if
Licensee shall not have paid all such royalties and fees and interest due and payable, the rights, privileges and license granted hereunder shall terminate.

    12.5 Upon any material breach or default of this Agreement by Licensee, other than under Sections 3.1, 3.2 and 3.4 and those occurrences set out in Paragraphs 12.2 and 12.4 hereinabove, which shall always take precedence in that order over any material breach or default referred to in this Paragraph 12.5, UFRFI shall have the right to terminate this Agreement and the rights,
privileges and license granted hereunder by [                  ] notice to
Licensee. Such termination shall become effective unless (i) Licensee shall have cured any such breach or default prior to the expiration of the [
  ] period or (ii) Licensee shall have demonstrated substantial efforts to cure such breach or default, which efforts shall be reasonably satisfactory to UFRFI.

    12.6 Licensee shall have the right to terminate this Agreement at any time on six (6) months' written notice to UFRFI, and upon payment of all amounts due UFRFI through the effective date of the termination.

    12.7  UFRFI may [
                                     ].

    12.8 Upon termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination. Licensee and any sublicensee thereof may, however, after the effective date of such termination, sell all Licensed Products, and complete Licensed Products in the process of manufacture at the time of such termination and sell the same, provided that Licensee shall pay to UFRFI the royalties thereon as required by Article IV of this Agreement and shall submit the reports required by Article V hereof on the sales of Licensed Products.

    12.9 Upon termination of this Agreement for any reason, any sublicensee not then in default under its sublicense agreement with Licensee shall automatically have [
                                                 ] under this Agreement [
     ] on economic terms [
                                  ] and otherwise with the [              ]
hereunder, provided, however, that Sublicensee shall have [
              ] from notice by [      ]               ] in order to:


                                         13.

          (i)     pay any [                                   ] due and
                  payable or

          (ii)    cure any such breach or default in any manner [

                                     ] or [
                        ] cure such breach or default, which [
                                    ];

or [                                      ].

    12.10 Upon termination of this Agreement for any reason, all intellectual property rights licensed hereunder, including without limitation all Patent Rights and rights in and to the Know-How, University Patents and University
Inventions shall [                    ](except to the extent assumed by
sublicensees pursuant to Section 12.9) and [         ] shall have no further
right to or continuing interest herein. In addition, upon termination of this Agreement, to the extent that [

                                       ].

              ARTICLE XIII - PAYMENTS, NOTICES AND OTHER COMMUNICATIONS

    Any payment, notice or other communication pursuant to this Agreement shall be sufficiently made or given on the date of mailing if sent to such party by certified first class mail or air courier, postage prepaid, addressed to it at its address below or at it shall designate by written notice given to the other party:

    In the case of UFRFI:

              President
              University of Florida Research Foundation, Inc.
              223 Grinter Hall
              Gainesville, Florida  32611

    With a copy to:


              Director
              Office of Patent, Copyright and Technology Licensing 186 Grinter Hall
              Gainesville, Florida  32611

    All payments to:

              Director
              Office of Patent, Copyright and Technology Licensing 186 Grinter Hall
              Gainesville, Florida  32611


                                         14.

    PLEASE MAKE ALL CHECKS PAYABLE TO:

              UNIVERSITY OF FLORIDA RESEARCH FOUNDATION, INC.

    In the case of Licensee:

              CV Therapeutics, Inc.
              1615 Plymouth Street
              Mountain View, CA  94043
              Attention:  President and CEO

                        ARTICLE XIV - MISCELLANEOUS PROVISIONS

    14.1 Each party represents and warrants that it has the authority to enter into this Agreement and that the execution, delivery and performance of this Agreement do not conflict with any agreement or understanding, either written or oral, to which it is a party or to which it is otherwise bound.

    14.2 This Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the State of Florida, U.S.A., except that questions affecting the construction and effect of any Patent Rights shall be determined by the law of the country in which the patent was granted.

    14.3 The parties hereto acknowledge that this Agreement sets forth the entire agreement and understanding of the parties hereto as to the subject matter hereof, and shall not be subject to any change or modification except by the execution of a written instrument subscribed to by the parties hereto.

    14.4 If any term, covenant or condition of this Agreement or the application thereof to any party or circumstance shall, to any extent, be held to be invalid or unenforceable, then (i) the remainder of this Agreement, or the application of such term, covenant or condition to Parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law; and (ii) the parties hereto covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid or unenforceable, it being the intent of the Parties that the basic purposes of this Agreement are to be effectuated.

    14.5 Licensee agrees to mark the Licensed Products sold in the United States with all applicable United States patent numbers. All Licensed Products shipped to or sold in other countries shall be marked in such a manner as to conform with the patent laws and practice of the country of manufacture or sale.


                                         15.

    14.6 The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

    IN WITNESS WHEREOF, the parties have hereunto set their hands and seals and duly executed this Agreement the day and year set forth below.

UNIVERSITY OF FLORIDA RESEARCH FOUNDATION, INC.

By        /s/ Karen Holbrook
           -----------------------------

Name
    ------------------------------------

Title         President
     -----------------------------------

Date          7/6/94
    ------------------------------------

CV THERAPEUTICS, INC.

By        /s/ Louis G. Lange
  --------------------------------------

Name
    ------------------------------------

Title         Chief Executive Officer
     -----------------------------------

Date          8/30/94
----------------------------------------


                                         16.

                                      APPENDIX A




[

                                            ]

U.S.S.N. [                 ]

By [                                                ]

Filed [                                ]


                                         A-1